EXHIBIT 23

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-53593, File No. 333-53595, File No. 333-94207, File No. 333-85288, File No. 333-88572 and File No. 333-88574) of our report dated January 24, 2003, on our audit of the Macatawa Bank Corporation consolidated financial statements as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000, which report is included in this Annual Report on Form 10-K.

Grand Rapids, Michigan	/s/ Crowe, Chizek and Company LLP
March 19, 2003	Crowe, Chizek and Company LLP